Exhibit 10.3

**Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission (the “Commission”)**

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Technology	Yissum owns all the rights of Prof. Elka Touitou (the " Researcher") in the technology comprising Compositions for Nasal Delivery developed by the Researcher at the Hebrew University of Jerusalem ("HUJ"), relating to the Field (as defined below) as claimed in the patent applications and patents (collectively, the “Patents”) listed in Appendix A attached to this Term Sheet (the “Technology”).

Type of License	If and when a definitive license agreement is executed by Licensor (“License Agreement”), under such License Agreement Licensor shall grant Therapix Ltd. (“Company”) an exclusive, world-wide license for the Technology in the field of nasal delivery of cannabinoids only (“Field”).

Territories	Worldwide

No Shop Obligation Period and Evaluation

Commencing as of the date hereof and until the termination date of the Notice Period and any Negotiations Period (as such terms are defined below), the later of the two, (“No Shop Period”), Licensor shall not negotiate with any third parties for the grant of any rights to the Technology in the Field, and during the No Shop Period Licensor shall not grant any rights to the Technology in the Field to any third parties. During the No-Shop Period the Company, at its sole responsibility and cost, shall conduct whatever evaluation and diligence it believes is needed in order to decide if a license to the Technology is desired. Yissum has no liability, and does not provide any undertakings or representations, regarding any particular value or use of the Technology or any patentability, freedom to operate or infringement matters, and the Company, on its own or via third parties, shall be solely responsible for conducting the evaluation and diligence as in its sole discretion it sees fit.

Negotiations Period	No later than at the end of the period of 60 (sixty) days from the Effective Date (“Notice Period”), the Company shall notify Licensor in writing whether or not if it desires to negotiate a License Agreement with Yissum (“Notice”). If Company’s Notice states that Company desires to negotiate a License Agreement, then subject to the terms set out in this Term Sheet, Company and Yissum shall negotiate in good faith the terms of the License Agreement for a period of up to 60 days or any mutually agreed extension thereto (“Negotiations Period”). At the end of the No-Shop Period, in the event that a license agreement has not been executed, this Term Sheet shall automatically expire, the Licensor and the Researcher shall have no obligations to the Company regarding the Technology and the Licensor shall be free to license or otherwise exploit the Technology, on its own or via third parties, in its sole discretion as it sees fit. No amounts paid hereunder shall be refundable.

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

IP Ownership

As between the parties, Licensor shall hold all right, title and interest in and to the Patents (this subject to license rights granted to the Company under any license agreement with Yissum). The Company acknowledges and agrees that the Patents have been licensed out by Yissum to a third party, and Yissum has terminated such third party license (the "Existing License") and is not restricted by such third party from entering into the License Agreement.

Notwithstanding the above, results and intellectual property resulting from services that are undertaken for the Company, its affiliates or its sublicensees at and through HUJ by the Researcher or any other faculty member, student or employee of HUJ or Yissum in connection with the Technology under the License Agreement shall be exclusively owned by Licensor and shall be exclusively licensed to the Company under the exclusive license of the License Agreement (if any). Such services shall be provided under separate work orders as may be agreed by the parties from time to time.

Royalties from sales by the Company, a Company affiliate or a sublicensee

Royalty Rate. [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] in cumulative sales on a world-wide basis, [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] of Net Sales following such time that cumulative sales on a world-wide basis are over [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] in such sales and [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] in such cumulative sales (to be defined in any License Agreement) of a Product by the Company, a Company affiliate or any sublicensee. “Product” means any product, system, device, material, method process or service, the development, manufacture, provision or sale of which, in whole or in part (i) uses, exploits, comprises, incorporates or improves upon the Technology or the Company’s Development Results (to be defined in any License Agreement) or any part thereof or is otherwise covered thereby, or falls within the scope thereof, in whole or in part, or uses the Technology or the Development Results as a basis for subsequent modifications; or (ii) but for the Company’s license would infringe a Valid Claim (to be defined in any License Agreement) of a Patent.

2

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Royalty Period. The royalty payable to Yissum hereunder shall be paid during a period which shall continue on a product-by-product and country-by-country basis, for the longer of: (i) fifteen (15) years from the date of the first commercial sale of such product in such country, (ii) the date of expiration of any exclusivity on the Product granted by a regulatory or government body in such country; and (iii) the date of the last to expire of the Patents in such country (the "Royalty Period").

Competition. In the event that a Product is sold during the Royalty Period, then in the event of Competition (if any) with respect to such Product in such country, and for so long as such Competition persists, the royalty amount payable to Yissum for sales of such Product in such country shall be reduced by [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]; for purposes of illustration only, if Yissum would be entitled to receive the royalty amount of [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] if not for any royalty reduction, and if there is Competition, then Yissum will be entitled to receive the royalty amount of [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]. “Competition” shall mean, with respect to a Product in a country, when (a) one or more Competitive Product(s) are being marketed in such country; and (b) there are no Valid Patent Claims covering such Product or Exclusivity in respect of such Product, in such country. “Competitive Product” shall mean a product (a) containing an active pharmaceutical ingredient that is the same as the active ingredient in the Product being sold in a country and that utilizes a nasal delivery system as the system of delivery for such active pharmaceutical ingredient, (b) that obtained regulatory approval, (c) that is legally marketed in such country by an entity other than the Company, its Affiliates and/or Sublicensees, and (d) that at the end of the applicable calendar year of Product sales results in the reduction in volume of sales of such Product in such country by the Company, its Affiliates and/or Sublicensees, in comparison to the prior calendar year, by at least [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]. In the event of Competition in any particular calendar year for a particular Product in a particular country, then should there be deductions from royalty payments that the Company was entitled under the License Agreement to deduct in such case, but did not deduct due to the need to compare product sales for that calendar year and the prior calendar year, then such deductions will be rolled over and deducted from royalty amounts payable during the first quarter of the next calendar year for sales of such Product in such country.

3

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Third party License. In the event that the Company is required to pay, and actually pays, during the term of the License Agreement royalty payments to third parties for exploitation of their intellectual property rights, covering Product technology, that are lawfully required for the sale of the particular Product (“Third Party Royalty Payments”), then the Company shall be entitled to take [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] of such third party royalty payments as a deduction from the gross sales amount of such Product in such country during the same period in computing the Net Sales amount for the relevant Product, country and period. Notwithstanding the foregoing, the Royalty Rate shall not, in any event, be reduced by more than [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] for such Products sold by the Company, its Affiliates and Sublicensees in such country.

All reductions in Royalties combined shall, in the aggregate, be capped at, and not exceed, [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] of the Royalty Rate.

Sublicense Fees on non-sales related consideration from the grant of a sublicense or offer to grant a sublicense	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

4

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Milestone Payments

[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

Each Milestone Payment shall be payable only once.

In the event that the occurrence of any milestone entitles Yissum to receive Milestone Payment and Sublicense Fee with respect to a payment by a sublicensee to the Company or its affiliate for reaching such milestone, then Yissum shall receive the higher of the two but not both payments.

Equity in case of establishing a subsidiary	If a Company affiliate will be established (“Newco”) for exploitation of the Technology, the Company and the Licensor will negotiate in good faith, and include in the License Agreement, an equity allocation for Yissum.

Taxes	Value added tax, withholding tax and other taxes (if any) related to the License Agreement consideration shall be borne by the Company.

Patent Expenses	At the effective date of any License Agreement, the Company shall reimburse the Licensor for all past patent related expenses not yet reimbursed hereunder, and shall pay for all ongoing patent expenses (arising in connection with filing, prosecution, maintenance and enforcement of the Patents).

Patent Handling and Control	During the term of any License Agreement, the filing, prosecution and maintenance of the Patents shall be led by Yissum in close coordination and cooperation with the Company through patent counsel selected by Company and reasonably acceptable to Yissum.

Patent Enforcement	During the term of any license agreement, the first right of Patents enforcement for the Field will be with the Company. The Company shall indemnify the Licensor the University, and the Researcher in connection with the enforcement and shall be entitled to join Yissum to any suit if required by law. If the Company does not enforce, Yissum, with the cooperation of the Company, will be entitled to do so.

Limitation of Liability & Indemnification

to the extent permitted by applicable law, neither Yissum nor the University, nor the Researcher (collectively: “Licensors Group”), shall have any liability whatsoever to the Company or to any of the Company’s affiliates and sublicensees, or to their respective distributors, customers, agents or representatives, for or on account of, any loss, damage or expense of any kind or nature, in connection with, or resulting from, any exploitation or use of the Technology or any Technology related product.

The Company shall compensate, indemnify, defend and hold harmless the Licensors Group from and against any damage, loss, costs and expenses, including legal costs, attorneys’ fees and litigation expenses, incurred by one or more members of the Licensors Group by reason of any acts or omissions of the Company, its affiliates or sublicensees, or which derive from the exploitation or use of the Technology or any Technology related product.

5

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Confidentiality & Publication

The Company agrees to be bound by, and have applied, the confidentiality and non-disclosure obligations of the non-disclosure agreement already executed by the Parties and attached hereto as Appendix A (“CDA Obligations”) with respect to any and all information related to the Technology and/or its exploitation that is disclosed by Yissum during the term of this MOU. The Company agrees that the CDA Obligations shall bind the Company with respect to information, if any, that Yissum discloses during the term of this MOU even if disclosed following the end of the twelve month term of such Appendix B agreement.

The License Agreement shall contain: (a) standard mutual confidentiality provisions; and (b) standard terms of freedom of Yissum/University to publish details of the Licensed Technology subject to the Company’s prior written consent, which the Company may reasonably withhold solely to delete the Company confidential information or to allow for the filing of patent applications, provided that any delay in publication is in no event longer than 90 days from the day that the Researcher sent the said publication to Newco, after which publication will be automatically permitted.

Yissum specifically acknowledges and understands that the Company is a public company traded on Tel Aviv Stock Exchange. Accordingly, the Company is required to make certain disclosures and publications under applicable laws which may include this Term Sheet and/or the parties' discussions, such disclosure not to be deemed a breach of this Term Sheet. All such disclosures will be redacted to exclude all business terms to the extent such redaction is permitted by applicable law or regulation. Any disclosure by the disclosing party will be coordinated with the other party in writing in advance.

Expenses	Each party will pay its respective legal and other fees and expenses associated with all aspects of the transactions contemplated hereunder.

Additional Provisions	The License Agreement will include customary reporting, payment and audit rights provisions.

Assignment

Company shall be entitled to assign its rights and obligations hereunder and/or under the License Agreement to wholly-owned subsidiaries of Company (each, a "Subsidiary") without Yissum's consent, provided, however, that in the event of such assignment, the Subsidiary agrees in writing to be bound by the terms hereof as an original party hereto.

Additional assignment rights upon exit events, if mutually agreed, shall be detailed in the License Agreement.

Governing Law	This Term Sheet shall be governed by the laws of the State of Israel. The Parties submit to the exclusive jurisdiction of the competent courts in Tel Aviv.

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BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

IN WITNESS WHEREOF THE PARTIES BELOW HAVE SIGNED THIS TERM SHEET AS OF THE DATE WRITTEN ABOVE:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.		Therapix Biosciences Ltd.

/s/ Elran Haber
By:	/s/ Ariela Markel	By:	Elran Haber
Title:	VP Licensing Biotechnology	Title:	CEO

By:	/s/ Yaacov Michlin	By:	/s/ Ascher Shmulewitz
Title:	CEO	Title:	Ascher Shmulewitz

I the undersigned, Prof. Elka Touitou, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Elka Touitou	6/24/16
Prof. Elka Touitou	Date signed

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Appendix A

Patent Listing

Family:	3072	Title:	Compositions for Nasal Delivery

Inventor	University	Faculty	Department

[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]	HUJI
[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]	HUJI
[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]	HUJI	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

Application	Publication	Patent

Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)

Appendix B

THERAPIX BIOSCIENCES LTD.

MUTUAL NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement (this "Agreement") is entered into this7th day of July 2015, by and between Therapix Biosciences Ltd. ("Therapix") having its principal place of business at 5 Azrieli Center (Square Tower), Tel-Aviv 6702501, Israel, and Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., an Israeli company, with its registered office at Hi Tech Park, Edmond J. Safra Campus, POB 39135, Givat Ram, Jerusalem 91390 Israel ("Yissum"), and together with Therapix, the "Parties").

WHEREAS, each of the Parties owns, possesses or has developed certain technical and business information relating to the technology, business, products and product plans of such Party, its affiliates and/or of third parties; and in connection with and for the purpose of discussions towards a business relationship between the Parties (the "Purpose"), each of the Parties (the "Discloser") is willing to disclose to, and the other Party (the "Recipient") may otherwise have access to and acquire, Confidential Information (as defined below).

NOW, THEREFORE, the Parties hereby agree as follows:

1. **Definition.** "Confidential Information" shall mean any information and data of a proprietary or confidential nature, whether in oral, written, graphic, machine-readable form or in any other form, designated by Discloser as proprietary and/or confidential, disclosed and/or made available by Discloser to Recipient or otherwise acquired by Recipient as a result of or in connection with this Agreement and/or the Parties' discussions (whether prior to the execution hereof or thereafter).

Confidential Information shall include, without limitation, proprietary, business, financial, technical, clinical, development, experimental, formula, design, specifications, product (actual or planned and any derivatives thereof), marketing, sales, strategy, prices, customers, operating, employees, performance, cost, know-how, research, technique and process information, records and results, trade secrets, patents, patent applications, copyrights, ideas, improvements and inventions (whether patentable or not) and other works of authorship, and all record bearing media containing or disclosing such information and techniques. When appropriate, the term "Confidential Information" shall also include samples, models and prototypes, or parts thereof. The Parties' discussions and the terms thereof shall be further deemed Confidential Information hereunder.

The confidentiality obligations of this Agreement shall not apply to any information that the Recipient can document (a) is already or becomes in the public domain through no fault of Recipient or a breach of this Agreement; (b) was, as between the Parties, lawfully in Recipient's possession prior to receipt from Discloser; (c) is received by Recipient independently from a third party free to lawfully disclose such information to Recipient; or (d) is independently developed by Recipient without use of, or reference to, Confidential Information. Confidential Information shall not be deemed to be in the public domain merely because any part of the Confidential Information is embodied in general disclosure or because individual features, components or combinations thereof are now or become known to the public.

A disclosure by Recipient of Confidential Information in response to a valid order by a court or other governmental body, or as otherwise required by law, and to such extent necessary, shall not be considered to be a breach of this Agreement, provided, however, that Recipient shall provide Discloser with prompt prior written notice thereof to enable Discloser to seek a protective order or otherwise prevent or contest such disclosure.

Yissum specifically acknowledges and understands that Therapix is a public company traded on the Tel-Aviv Stock Exchange. Accordingly, (a) Therapix's Confidential Information may be considered as "inside information" pursuant to Israeli securities laws and regulations; and (b) Therapix is required to make certain disclosures and publications under applicable laws which may include this Agreement and/or the Parties' discussions, such disclosure not to be deemed a breach of this Agreement.

2. **Restrictions.** All Confidential Information delivered, made available or otherwise acquired pursuant to this Agreement (a) shall not be copied, duplicated, distributed, disseminated or made available in any way or form by Recipient (or so allowed, aided or enabled by Recipient); (b) shall be maintained in confidence and in a place and manner that ensures such confidentially (which in any event shall be not less than customary industry standards), and may only be disclosed to those employees of Recipient who have a need to know and who have executed an obligation of confidentiality and restriction of use similar to the terms hereof; and (c) shall not be used or exploited by Recipient, directly or indirectly, for any purpose, except for the Purpose.

3. **Duration.** Recipient's obligations hereunder with respect to each item of Confidential Information shall expire seven (7) years from the date of receipt by Recipient, or such longer period if trade secret protection applies.

4. **Term.** This Agreement shall be effective as of the date stated above and shall terminate twelve (12) months from its effective date, unless earlier terminated, with respect to future disclosures, upon thirty (30) days' prior written notice, and provided, however that the provisions of Section 3 above and

Therapix Biosciences Ltd. Proprietary and Confidential.

BINDING TERM SHEET FOR GRANT OF LICENSE BY YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. (“Yissum” or “Licensor”)

June 22, 2016 (“Effective Date”)